UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/30/2004

ROCKWELL COLLINS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-16445

DE	522314475
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

400 Collins Road NE
Cedar Rapids, IA 52498
(Address of Principal Executive Offices, Including Zip Code)

319-295-1000
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 8.    Change in fiscal year

On June 30, 2004, the Board of Directors of the Company changed the Company's fiscal year end from September 30 to the Friday closest to September 30.   This change will result in an October 1 year end for the Company's 2004 fiscal year. As a result of this change, the Company's fiscal quarters will usually be 13 weeks and fiscal years will usually be 52 weeks. On occasion, the Company's fiscal year will be 53 weeks. No transition report is required to be filed as a result of this change in fiscal year.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.

Date: July 02, 2004.	By:	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President, General Counsel and Secretary